EXHIBIT 99.1
                                  EXHIBIT 10(A)


                 CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.



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                                S.A.B. LETTERHEAD


                                     DECEMBER 24, 1996

BOARD OF DIRECTORS

Western Reserve Life Assurance Co. of Ohio
WRL Series Annuity Account
201 Highland Avenue

Largo, Florida  33770

               RE: WRL Series Annuity Account

                   FILE NO. 33-49550

Gentlemen:

               We hereby consent to the use of our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 7 to the Registration Statement on Form N-4 (File No. 33-49550) of the WRL Series Annuity Account filed by Western Reserve Life Assurance Co. of Ohio with the Securities and Exchange Commission. In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.

                                           Very truly yours,

                                           SUTHERLAND, ASBILL & BRENNAN, L.L.P.



                                           By:  /s/ STEPHEN E. ROTH
                                           ------------------------
                                                Stephen E. Roth